Sub-Item 77 O

Transactions effected pursuant to Rule 10f-3

ALLEGIANT FUNDS: Allegiant Total Return Advantage Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period June 1, 2008 through November 30, 2008 in accordance with the Trust's Rule 10f-3 Procedures.

ISSUER: Aetna
Trade Date: 9/9/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Bank of America
Shares Purchased: 500
Purchase Price Per Share: $99.716
% of Issue: 0.1 %

ALLEGIANT FUNDS: Allegiant Intermediate Bond Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period June 1, 2008 through November 30, 2008 in accordance with the Trust's Rule 10f-3 Procedures.

ISSUER: Aetna
Trade Date: 9/9/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Bank of America
Shares Purchased: 495
Purchase Price Per Share: $99.716
% of Issue: 0.1%